Exhibit 3.224

FIRST AMENDMENT

TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

COMMUNITY TELEVISION OF ALABAMA LICENSE, LLC

This First Amendment to the Limited Liability Company Agreement of Community Television of Alabama License, LLC (the “Company”), dated as of December 18, 2013 (this “Amendment”), is made by FoxCo Acquisition Sub, LLC, a Delaware limited liability company, as the sole member of the Company (the “Member”).

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (the “Act”) pursuant to the Certificate of Formation of the Company, dated as of April 21, 2008 (the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 21, 2008, and a Limited Liability Company Agreement of the Company (the “Agreement”), dated as of April 21, 2008, made by the Member and the Company;

WHEREAS, on April 28, 2009, the Member, in accordance with the Agreement, changed the name of the Company from “Community Television of Alabama License, LLC” to “Community Television of Virginia License, LLC”;

WHEREAS, the Member filed a Certificate of Amendment to the Certificate of Formation of the Company, dated as of April 28, 2009 (the “Certificate of Amendment”), with the Secretary of State on April 29, 2009, which certificate reflected the aforementioned change of name of the Company; and.

WHEREAS, the Member desires to reflect the aforementioned change in name of the Company in the Agreement pursuant to this Amendment.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, does hereby agree as follows:

1. Amendments.

a. Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

“ARTICLE I – NAME OF COMPANY AND GOVERNING LAW

Section 1. Company Name. The name of the Company, as reflected in the Certificate of Formation of the Company, as amended through the date hereof, is “Community Television of Virginia License, LLC”.

Section 2. Governing Law. This Agreement has been adopted pursuant to, and shall be governed under and in accordance with, the Delaware Limited Liability Company Act.”

b. The Agreement is hereby further amended by deleting all references to “Community Television of Alabama License, LLC” within the Agreement in their entirety and replacing all instances with the following: “Community Television of Virginia License, LLC”.

2. Authorization. Matthew A. Block, as an “authorized person” of the Company within the meaning of the Act, executed, delivered and filed with the Secretary of State the Certificate of Formation, and such execution, delivery and filing of the Certificate of Formation are hereby ratified in all respects. The Member, as an authorized person within the meaning of the Act, executed, delivered and filed with the Secretary of State the Certificate of Amendment, and such execution, delivery and filing of the Certificate of Amendment are hereby ratified in all respects. The Member is hereby designated an authorized person within the meaning of the Act and is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) that are necessary for the Company to change its name in any jurisdiction.

3. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Agreement and their respective successors and assigns.

4. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

6. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

FOXCO ACQUISITION SUB, LLC

By:	/s/ Kevin G. Levy
Name:	Kevin G. Levy
Title:	Vice President and Secretary